Exhibit 4.9

WHEN RECORDED
MAIL TO:

James A. Tisckos
Central Illinois Public Service Company
607 East Adams Street
Springfield, IL  62739

Executed in 100 Counterparts, No. 71

SUPPLEMENTAL INDENTURE

DATED JUNE 1, 2006

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

TO

U.S. BANK NATIONAL ASSOCIATION

and PATRICK J. CROWLEY,

AS TRUSTEES

(SUPPLEMENTAL TO THE INDENTURE OF MORTGAGE OR DEED OF TRUST DATED OCTOBER 1, 1941, EXECUTED BY CENTRAL ILLINOIS PUBLIC SERVICE COMPANY TO CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO AND EDMOND B. STOFFT, AS TRUSTEES)

(PROVIDING FOR FIRST MORTGAGE BONDS,
SENIOR NOTES SERIES CC)

This instrument was prepared by Steven R. Sullivan, Senior Vice President, General Counsel and Secretary of Central Illinois Public Service Company c/o Ameren Corporation, One Ameren Plaza, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

THIS SUPPLEMENTAL INDENTURE, dated June 1, 2006, made and entered into by and between CENTRAL ILLINOIS PUBLIC SERVICE COMPANY, a corporation organized and existing under the laws of the State of Illinois (hereinafter commonly referred to as the “Company”), and U.S. BANK NATIONAL ASSOCIATION (formerly First Trust National Association, formerly First Trust of Illinois, National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, formerly Continental Bank, National Association and formerly Continental Illinois National Bank and Trust Company of Chicago), a national banking association having its office or place of business in the City of Chicago, Cook County, State of Illinois (hereinafter commonly referred to as the “Trustee”), and Patrick J. Crowley (successor Co-Trustee), of the City of Montvale, Bergen County, State of New Jersey, as Trustees under the Indenture of Mortgage or Deed of Trust dated October 1, 1941, heretofore executed and delivered by the Company to Continental Illinois National Bank and Trust Company of Chicago and Edmond B. Stofft, as Trustees, as amended by the Supplemental Indentures dated, respectively, September 1, 1947, January 1, 1949, February 1, 1952, September 1, 1952, June 1, 1954, February 1, 1958, January 1, 1959, May 1, 1963, May 1, 1964, June 1, 1965, May 1, 1967, April 1, 1970, April 1, 1971, September 1, 1971, May 1, 1972, December 1, 1973, March 1, 1974, April 1, 1975, October 1, 1976, November 1, 1976, October 1, 1978, August 1, 1979, February 1, 1980, February 1, 1986, May 15, 1992, July 1, 1992, September 15, 1992, April 1, 1993, June 1, 1995, March 15, 1997, June 1, 1997, December 1, 1998, June 1, 2001 and October 1, 2004, heretofore executed and delivered by the Company to the Trustees under said Indenture of Mortgage or Deed of Trust dated October 1, 1941; said Indenture of Mortgage or Deed of Trust dated October 1, 1941, as amended by said Supplemental Indentures, being hereinafter sometimes referred to as the “Indenture”; and said U.S. Bank National Association and Patrick J. Crowley, as such Trustees, being hereinafter sometimes referred to as the “Trustees” or the “Trustees under the Indenture”;

WITNESSETH:

WHEREAS, the Company has entered into an Indenture dated as of December 1, 1998 (the “Senior Note Indenture”) with The Bank of New York Trust Company, N.A., as successor trustee (the “Senior Note Trustee”) providing for the issuance of senior notes thereunder (the “Notes”); and

WHEREAS, the Company has determined, by resolutions duly adopted by its Board of Directors, pursuant to the Senior Note Indenture, as security for the Notes to be issued thereunder, to issue to the Senior Note Trustee bonds of an additional series under and to be secured by the Indenture, as hereby amended, to be known and designated as First Mortgage Bonds, Senior Notes Series CC (hereinafter sometimes referred to as the “bonds of Senior Notes Series CC”), and the bonds of Senior Notes Series CC shall be authorized, authenticated and issued only as registered bonds without coupons, and to execute and deliver this supplemental indenture, pursuant to the provisions of Article I, as amended, Section 6 of Article II and Article XVI of the Indenture, for the purpose of (1) creating and authorizing $61,500,000 aggregate principal amount of bonds of Senior Notes Series CC and setting forth the form, terms, provisions and characteristics thereof, (2) modifying or amending certain provisions of the Indenture in the particulars and to the extent hereinafter specifically provided, and (3) specifically describing and conveying to the Trustees, upon the trusts and for the purposes of the Indenture, as hereby amended, certain additional properties which the Company has constructed or otherwise acquired subsequent to May 31, 2004, except property of the character expressly excepted or excluded from the lien of the Indenture by the terms thereof, and which are owned by the Company at the date of the execution hereof and are subject in any event to the lien and effect of the Indenture; and

WHEREAS, the bonds of Senior Notes Series CC shall be issued to the Senior Note Trustee in connection with the issuance by the Company of an equal principal amount of its 6.70% Senior Secured Notes due 2036 (the “Senior Secured Notes”); and

WHEREAS, the execution and delivery of the Company of this supplemental indenture have been duly authorized by the Board of Directors of the Company; and the Company has requested, and hereby requests, the Trustees to enter into and join with the Company in the execution and delivery of this supplemental indenture; and

WHEREAS, the bonds of Senior Notes Series CC to be authorized, authenticated and issued only in the form of registered bonds without coupons, and the bonds of Senior Notes Series CC and the certificate of the Trustee thereon shall be substantially in the following form, to wit:

[form of bond]

No.	$

ILLINOIS COMMERCE COMMISSION

Identification No. 6352

NOTWITHSTANDING ANY PROVISIONS HEREOF OR IN THE INDENTURE
THIS BOND IS NOT ASSIGNABLE OR TRANSFERABLE EXCEPT AS
PERMITTED OR REQUIRED BY SECTION 4.04 OF THE INDENTURE,
DATED AS OF DECEMBER 1, 1998, BETWEEN CENTRAL ILLINOIS PUBLIC SERVICE COMPANY AND THE BANK OF NEW YORK TRUST COMPANY, N.A., AS SUCCESSOR TRUSTEE.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

First Mortgage Bond, Senior Notes Series CC

Original Issue Date	Dated Date	Maturity Date	CUSIP
	*	*

Interest Rate	Interest Payment Dates	Record Dates
%

REGISTERED OWNER

PRINCIPAL AMOUNT	DOLLARS

*           To be completed in accordance with the terms of Section 1 of Article I hereof.

Central Illinois Public Service Company, an Illinois corporation (hereinafter referred to as the “Company”), for value received, hereby promises to pay to the Registered Owner specified above, as trustee under the Senior Note Indenture hereinafter referred to, or registered assigns, the Principal Amount specified above on the Maturity Date specified above, and to pay to the Registered Owner interest on said sum from the Dated Date hereof, at the Interest Rate specified above, payable half-yearly on the Interest Payment Dates specified above, until said principal sum is paid. The interest so payable on any Interest Payment Date will be paid, subject to certain exceptions provided in the Supplemental Indenture dated June 1, 2006, hereinafter referred to, to the Registered Owner at the close of business of the Trustee hereinafter referred to on the immediately preceding Record Date. Both the principal of and the interest on this bond shall be payable in immediately available funds at the office or agency of the Senior Note Trustee hereinafter referred to, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

Under an Indenture dated as of December 1, 1998 (the “Senior Note Indenture”) between the Company and The Bank of New York Trust Company, N.A., as successor trustee (the “Senior Note Trustee”), the Company will issue, concurrently with the issuance of this bond, an issue of Notes under the Senior Note Indenture entitled “6.70% Senior Secured Notes due 2036” (the “Senior Secured Notes”). Pursuant to Article IV of the Senior Note Indenture, this bond is issued to the Senior Note Trustee to secure any and all obligations of the Company under the Senior Secured Notes and any other series of senior notes from time to time outstanding under the Senior Note Indenture. Payment of principal of, or premium, if any or interest on, the Senior Secured Notes shall constitute payments on this bond as further provided herein and in the Supplemental Indenture dated June 1, 2006 pursuant to which this bond has been issued (the “Supplemental Indenture”).

Upon any payment of the principal of, premium, if any, and interest on, all or any portion of the Senior Secured Notes, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01(a) of the Senior Note Indenture, bonds of Senior Notes Series CC in a principal amount equal to the principal amount of such Senior Secured Notes and having both a corresponding maturity date and interest rate shall, to the extent of such payment of principal, premium, if any, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal (and premium, if any), such bonds shall be surrendered to the Company for cancellation as provided in Section 4.08 of the Senior Note Indenture. The Trustee (as hereinafter defined) may at anytime and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the Senior Secured Notes, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Senior Note

Trustee signed by one of its officers stating (i) that timely payment of principal, or premium or interest on, the Senior Secured Notes has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Senior Note Trustee pursuant to the Senior Note Indenture, and (iii) the amount of the arrearage.

For purposes of Section 4.09 of the Senior Note Indenture, this bond shall be deemed to be the “Related Series of Senior Note First Mortgage Bonds” in respect of the Senior Secured Notes.

This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by the indenture of mortgage or deed of trust dated October 1, 1941, executed and delivered by the Company to U.S. Bank National Association (formerly First Trust National Association, formerly First Trust of Illinois, National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, formerly Continental Bank, National Association and formerly Continental Illinois National Bank and Trust Company of Chicago and hereinafter referred to as the “Trustee”) and Edmond B. Stofft, as Trustees, and the various indentures supplemental thereto, including the Supplemental Indenture pursuant to which $61,500,000 in aggregate principal amount of the First Mortgage Bonds, Senior Notes Series CC are authorized, each executed and delivered by the Company to the Trustees under said indenture of mortgage or deed of trust dated October 1, 1941, prior to the authentication of this bond (said indenture of mortgage or deed of trust and said supplemental indentures being hereinafter referred to, collectively, as the “Indenture”); and said U.S. Bank National Association and Patrick J. Crowley (successor Co-Trustee) being now the Trustees under the Indenture. Reference to the Indenture and to all supplemental indentures, if any, hereafter executed pursuant to the Indenture is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders and Registered Owners of said bonds and of the Trustees and of the Company in respect of such security. By the terms of the Indenture the bonds to be secured thereby are issuable in series, which may vary as to date, amount, date of maturity, rate of interest, redemption provisions, medium of payment and in other respects as in the Indenture provided.

This bond is not redeemable except on the respective dates, in the respective principal amounts and for the respective redemption prices that correspond to the redemption dates for, the principal amounts to be redeemed of, and the redemption prices for, the Senior Secured Notes, and except upon written demand of the Senior Note Trustee following the occurrence of an Event of Default under the Senior Note Indenture and the acceleration of the senior notes, as provided in Section 8.01 of the Senior Note Indenture.

In case of certain events of default specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture. No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture or any indenture supplemental thereto, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company, or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment, penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the

Registered Owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

This bond shall not be assignable or transferable except as permitted or required by Section 4.04 of the Senior Note Indenture. This bond is exchangeable by the Registered Owner hereof, in person or by attorney duly authorized, at the principal office or place of business of the Trustee under the Indenture, upon the surrender and cancellation of this bond and the payment of any stamp tax or other governmental charge, and upon any such exchange a new registered bond or bonds without coupons, of the same series and maturity and for the same aggregate principal amount, will be issued in exchange heretofore; provided, that the Company shall not be required to exchange any bonds of Senior Notes Series CC for a period of ten (10) days next preceding an Interest Payment Date with respect to such bonds.

As provided in Section 4.11 of the Senior Note Indenture, from and after the Release Date (as defined in the Senior Note Indenture), the obligations of the Company with respect to this bond shall be deemed to be satisfied and discharged, this bond shall cease to secure in any manner any senior notes outstanding under the Senior Note Indenture, and, pursuant to Section 4.08 of the Senior Note Indenture, the Senior Note Trustee shall forthwith deliver this bond to the Company for cancellation.

This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the Trustee’s Certificate endorsed hereon.

IN WITNESS WHEREOF, Central Illinois Public Service Company has caused this bond to be executed in its name by the manual or facsimile signature of its President or one of its Vice-Presidents, and its corporate seal or a facsimile thereof to be affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

By
President
ATTEST:

By
Secretary

This bond is one of the bonds of the series designated therein, described in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By
Authorized Officer

[End of Form of Bond]

NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) duly paid by the Trustees to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of further assuring to the Trustees under the Indenture their title to, or lien upon, the property hereinafter described, under and pursuant to the terms of the Indenture, as hereby amended, and for the purpose of further securing the due and punctual payment of the principal of and interest and the premium, if any, on all bonds which have been heretofore or shall be hereafter issued under the Indenture and indentures supplemental thereto and which shall be at any time outstanding thereunder and secured thereby and $61,500,000 aggregate principal amount of the Senior Secured Notes, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and/or in any indenture supplemental thereto, the Company has given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted the title to and conveyed, and by these presents does give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant the title to and convey unto U.S. BANK NATIONAL ASSOCIATION and PATRICK J. CROWLEY, as Trustees under the Indenture as therein provided, and their successors in the trusts thereby created, and to their assigns, all the right, title and interest of the Company in and to any and all premises, plants, property, leases and leaseholds, franchises, permits, rights and powers, of every kind and description, real and personal, which have been acquired by the Company through construction, purchase, consolidation or merger, or otherwise, subsequent to May 31, 2004, and which are owned by the Company at the date of the execution hereof, together with the rents, issues, products and profits therefrom, excepting, however, and there is hereby expressly reserved and excluded from the lien and effect of the Indenture and of this supplemental indenture, all right, title and interest of the Company, now owned, in and to (a) all cash, bonds, shares of stock, obligations and other securities not deposited with the Trustee or Trustees under the Indenture, and (b) all accounts and bills receivable, judgments (other than for the recovery of real property or establishing a lien or charge thereon or right therein) and chooses in action not specifically assigned to and pledged with the Trustee or Trustees under the Indenture, and (c) all personal property acquired or manufactured by the Company for sale, lease, rental or consumption in the ordinary course of business, and (d) the last day of each of the demised terms created by any lease of property leased to the Company and under each and every renewal of any such lease, the last day of each and every such demised term being hereby expressly reserved to and by the Company, and (e) all gas, oil and other minerals now or hereafter existing upon, within or under any real estate of the Company subject to, or hereby subjected to, the lien of the Indenture.

Without in any way limiting or restricting the generality of the foregoing description or the foregoing exceptions and reservations, the Company hereby expressly gives, grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants the title to and conveys unto said U.S. BANK NATIONAL ASSOCIATION and PATRICK J. CROWLEY, as Trustees under the Indenture, and unto their successor or successors in trust, and their assigns, under the trusts and for the purposes of the Indenture, as hereby amended, the properties described in Schedule A to this supplemental indenture, which is incorporated herein by reference with the same force and effect as if set forth at length herein, and which properties have been acquired by the Company, through construction, purchase, consolidation or merger, or otherwise, subsequent to May 31, 2004 (except as otherwise indicated in said Schedule A), and which are owned by the Company at the date of the execution hereof together with the tenements, hereditaments and appurtenances thereunto belonging or appertaining, TO HAVE AND TO HOLD all said property, rights and interests forever, BUT IN TRUST, NEVERTHELESS, upon the trusts, for the purposes and subject to all the terms, conditions, provisions and restrictions of the Indenture, as hereby amended.

And upon the considerations and for the purposes aforesaid, and in order to provide, pursuant to the terms of the Indenture, for the issuance under the Indenture, as hereby amended, of bonds of Senior Notes Series CC and to fix the terms, provisions and characteristics of the bonds of Senior Notes Series CC, and to modify or amend the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided, the Company hereby covenants and agrees with the Trustees as follows:

ARTICLE I

SECTION 1. A series of bonds issuable under the Indenture, as hereby amended, to be known and designated as “First Mortgage Bonds, Senior Notes Series CC” and which shall be executed, authenticated and issued only in the form of registered bonds without coupons, is hereby created and authorized. The bonds of Senior Notes Series CC and the Trustee’s Certificate to be endorsed thereon shall be substantially in the form thereof hereinbefore recited. Each bond of Senior Notes Series CC is to be issued and registered in the name of The Bank of New York Trust Company, N.A., as trustee, or a successor trustee (said trustee or any successor trustee being hereinafter referred to as the “Senior Note Trustee”), under the Indenture dated as of December 1, 1998 between the Company and the Senior Note Trustee (the “Senior Note Indenture”), to secure any and all obligations of the Company under the Senior Secured Notes and any other series of Notes from time to time outstanding under the Senior Note Indenture. Each bond of Senior Notes Series CC shall be dated as of the Interest Payment Date thereof to which interest was paid next preceding the date of issue, unless (a) issued on an Interest Payment Date thereof to which interest was paid, in which event it shall be dated as of such issue date, or (b) issued prior to the occurrence of the first Interest Payment Date thereof to which interest was paid, in which event it shall be dated the Original Issue Date specified in the form of bond. The bonds of Senior Notes Series CC shall be due and payable in the principal amount and on the Maturity Date specified below, shall bear interest from the date thereof at the Interest Rate per annum specified below payable half-yearly on the Interest Payment Dates specified in the form of bond to the Registered Owner as specified on the registry books of the Trustee at the close of business of the Trustee on the applicable Record Date as provided in Section 3 of this Article I.

Series	Maturity Date	Principal Amount	Interest Rate

CC	June 15, 2036	$61,500,000	6.70%

The bonds of Senior Notes Series CC shall be payable, as to both principal and interest, in immediately available funds, at the office or agency of the Senior Note Trustee, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

SECTION 2. Anything contained in Section 14 of Article I of the Indenture, or elsewhere in the Indenture, to the contrary notwithstanding, only the person in whose name any of the bonds of Senior Notes Series CC is registered (the “Registered Owner”) at the close of business on any Record Date, as hereinafter defined, with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such bonds upon any transfer or exchange subsequent to the Record Date and prior to such Interest Payment Date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names outstanding bonds of Senior Notes Series CC are registered on the Record Date to be established by the Trustee for payment of such defaulted interest.

Upon any payment of the principal of, premium, if any, and interest on, all or any portion of the Senior Secured Notes, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01(a) of the Senior Note Indenture, bonds of Senior Notes Series CC in a principal amount equal to the principal amount of such Senior Secured Notes and having both a corresponding maturity date and interest rate shall, to the extent of such payment of principal, premium, if any, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal (and premium, if any), such bonds of Senior Notes Series CC shall be surrendered to the Company for cancellation as provided in Section 4.08 of the Senior Note Indenture. The Trustee may at anytime and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the Senior Secured Notes, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers stating (i) the timely payment of principal, or premium or interest on, the Senior Secured Notes has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Senior Note Trustee pursuant to the Senior Note Indenture, and (iii) the amount of the arrearage.

SECTION 3. The term “Record Date” as used herein with respect to any Interest Payment Date (other than an Interest Payment Date for the payment of defaulted interest) shall mean the applicable Record Date specified in the form of bond next preceding such Interest Payment Date, or, if such Record Date shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, then the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

SECTION 4. The bonds of Senior Notes Series CC are not redeemable except on the respective dates, in the respective principal amounts and for the respective redemption prices that correspond to the redemption dates for, the principal amounts to be redeemed of, and the redemption prices for, the Senior Secured Notes, and except as set forth in Section 5 hereof.

In the event that the Company redeems any Senior Secured Notes prior to maturity in accordance with the provisions of the Senior Note Indenture, the Senior Note Trustee shall on the same date deliver to the Company the bonds of Senior Notes Series CC in principal amounts corresponding to the Senior Secured Notes so redeemed, as provided in Section 4.08 of the Senior Note Indenture. The Company agrees to give the Trustee notice of any such redemption of the Senior Notes on or before the date fixed for any such redemption.

SECTION 5. Upon the occurrence of an Event of Default under the Senior Note Indenture and the acceleration of the Senior Secured Notes, the bonds of Senior Notes Series CC shall be redeemable in whole upon receipt by the Trustee of a written demand (hereinafter called a “Redemption Demand”) from the Senior Note Trustee stating that there has occurred under the Senior Note Indenture both an Event of Default and a declaration of acceleration of payment of principal, accrued interest and premium, if any, on the Senior Secured Notes specifying the last date to which interest on such Senior Secured Notes has been paid (such date being hereinafter referred to as the “Initial Interest Accrual Date”) and demanding redemption of the bonds of Senior Notes Series CC. The Company waives any right it may have to prior notice of such redemption under the Indenture. Upon surrender of the bonds of Senior Notes Series CC by the Senior Note Trustee to the Trustee, the bonds of Senior Notes Series CC shall be redeemed at a redemption price equal to the principal amount thereof plus accrued interest thereon from the Initial Interest Accrual Date to the redemption date; provided, however, that in the event of a rescission or annulment of acceleration of Notes pursuant to the last paragraph of Section 8.01(a) of the Senior Note Indenture, then any Redemption Demand shall thereby deemed to be rescinded by the Senior Note Trustee although no such rescission or annulment shall extend to or affect any subsequent default or impair any right consequent thereon.

SECTION 6. For purposes of Section 4.09 of the Senior Note Indenture, the bonds of Senior Notes Series CC shall be deemed to be the “Related Series of Senior Notes First Mortgage Bonds” in respect of the Senior Secured Notes.

SECTION 7. The bonds of Senior Notes Series CC shall not be assignable or transferable except as permitted by Section 4.04 of the Senior Note Indenture. Any such transfer shall be effected at the principal office or place of business of the Trustee under the Indenture. The bonds of Senior Notes Series CC are exchangeable by the Registered Owner thereof, in person or by attorney duly authorized, at the principal office or place of business of the Trustee under the Indenture, upon the surrender and cancellation of said bonds and the payment of any stamp tax or other governmental charge, and upon any such exchange a new registered bond or bonds without coupons, of the same series and maturity and for the same aggregate principal amount, will be the same series and maturity and for the same aggregate principal amount, will be issued in exchange theretofore; and provided, that the Company shall not be required to exchange any bonds of Senior Notes Series CC for a period of ten (10) days next preceding an Interest Payment Date with respect to bonds of Senior Notes Series CC.

The bonds of Senior Notes Series CC shall, from time to time, be executed on behalf of the Company and sealed with the corporate seal of the Company, all in the manner provided or permitted by Section 6 of Article I of the Indenture, as follows:

(a)         bonds of Senior Notes Series CC executed on behalf of the Company by its President or a Vice-President and/or by its Secretary or an Assistant Secretary may be so executed by the facsimile signature of such President or Vice-President and/or of such Secretary or Assistant Secretary, as the case may be, of the Company, or of any person or persons who shall have been such officer or officers, as the case may be, of the Company on or subsequent to the date of this supplemental indenture, notwithstanding that he or they may have ceased to be such officer or officers of the Company at the time of the actual execution, authentication, issue or delivery of any of such bonds, and any such facsimile signature or signatures of any such officer or officers on any such bonds shall constitute execution of such bonds on behalf of the Company by such officer or officers of the Company for the purposes of the Indenture, as hereby amended, and shall be valid and effective for all purposes, provided that all bonds shall always be executed on behalf of the Company by the signature, manual or facsimile, of its President or a Vice-President and of its Secretary or an Assistant Secretary, and provided, further, that none of such bonds shall be executed on behalf of the Company by the same officer or person acting in more than one capacity; and

(b)         such corporate seal of the Company may be a facsimile, and any bonds of Senior Notes Series CC on which such facsimile seal shall be affixed, impressed, imprinted or reproduced shall be deemed to be sealed with the corporate seal of the Company for the purposes of the Indenture, as hereby amended, and such facsimile seal shall be valid and effective for all purposes.

SECTION 8. As provided in Section 4.11 of the Senior Note Indenture, from and after the Release Date (as defined in the Senior Note Indenture), the obligations of the Company with respect to the bonds of Senior Notes Series CC shall be deemed to be satisfied and discharged, the bonds of Senior Notes Series CC shall cease to secure in any manner any Notes outstanding under the Senior Note Indenture, and, pursuant to Section 4.08 of the Senior Note Indenture, the Senior Note Trustee shall forthwith deliver the bonds of Senior Notes Series CC to the Company for cancellation.

ARTICLE II

SECTION 1. Sections 10 and 16 of Article III of the Indenture are, and each of them is, hereby amended by striking out the words “ Series 1995-1, Series 1997-2, Senior Notes Series AA-1, Senior Notes Series AA-2, Senior Notes Series BB and Environmental Improvement Series 2004 “ wherever the same occur in each of said sections, and by inserting, in lieu thereof, the words “ Series 1997-2, Senior Notes Series AA-1, Senior Notes Series AA-2, Senior Notes Series BB, Environmental Improvement Series 2004 and Senior Notes Series CC” and the Company hereby covenants and agrees to observe and comply with the provisions of said sections as hereby amended.

ARTICLE III

SECTION 1. The provisions of this supplemental indenture shall become and be effective from and after the execution hereof, and the Indenture, as hereby amended, shall remain in full force and effect.

SECTION 2. Each reference in the Indenture, or in this supplemental indenture, to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as hereby amended, except where the context otherwise indicates.

SECTION 3. All the covenants, provisions, stipulations and agreements in this supplemental indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and Registered Owners from time to time of the bonds of Senior Notes Series CC and of the coupons issued and outstanding from time to time under and secured by the Indenture, as hereby amended, and the Senior Note Trustee, for the benefit of the holder or holders of the Senior Secured Notes.

This supplemental indenture has been executed in a number of identical counterparts, each of which so executed shall be deemed to be an original.

At the time of the execution of this supplemental indenture, the aggregate principal amount of all indebtedness of the Company outstanding, or to be presently outstanding, under and secured by the Indenture, as hereby amended, is $361,500,000, evidenced by First Mortgage Bonds of the series listed below, issued by the Company under said Indenture and now outstanding or to be presently issued by it under said Indenture, as follows:

			Principal
Series	Interest Rate (%)	Maturity Date	Amount ($)

1997-2	7.61	June 1, 2017	40,000,000
Senior Notes AA-1	5.375	December 15, 2008	15,000,000
Senior Notes AA-2	6.125%	December 15, 2028	60,000,000
Senior Notes BB	6.625%	June 15, 2011	150,000,000
Series 2004	*	July 1, 2025	35,000,000
Senior Notes CC	6.70%	June 15, 2036	61,500,000	(a)
	TOTAL		$361,500,000

*       As determined in accordance with the Series 2004 Trust Indenture.

(a)    To be presently issued by the Company under said Indenture.

IN WITNESS WHEREOF, said Central Illinois Public Service Company has caused this instrument to be executed in its corporate name by its President or a Vice President and its corporate seal or a facsimile thereof to be hereunto affixed and to be attested by its Secretary or an Assistant Secretary, and said U.S. Bank National Association, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has caused this instrument to be executed in its corporate name by one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by one of its Assistant Vice Presidents, and said Patrick J. Crowley, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has signed and sealed this instrument; all as of the day and year first above written.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

		By	/s/ Jerre E. Birdsong
Jerre E. Birdsong Vice President and Treasurer
(CORPORATE SEAL)

ATTEST:

By	/s/ G. L. Waters
G. L. Waters Assistant Secretary

U.S. BANK NATIONAL ASSOCIATION

		By	/s/ David J. Kolibachuk
David J. Kolibachuk Vice President
(CORPORATE SEAL)

ATTEST:

By	/s/ Angelita L. Pena
Angelita L. Pena Assistant Vice President

			/s/ Patrick J. Crowley	(SEAL)
Patrick J. Crowley

STATE OF MISSOURI	)
	)	ss
CITY OF ST. LOUIS	)

I, Carol A. Head, a Notary Public in and for said City in the State aforesaid, do hereby certify that Jerre E. Birdsong, Vice President and Treasurer of CENTRAL ILLINOIS PUBLIC SERVICE COMPANY, a corporation organized and existing under the laws of the State of Illinois, and G. L. Waters, Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

Given under my hand and official seal this 8th day of June, 2006.

/s/ Carol A. Head
Carol A. Head Notary Public

(NOTARIAL SEAL)

CAROL A. HEAD
Notary Public-Notary Seal
STATE OF MISSOURI
St. Charles County
My Commission Expires: Sept. 23, 2006

STATE OF NEW YORK	)
	)	ss
COUNTY OF QUEENS	)

I, Janet P. O’Hara, a Notary Public in and for Queens County in the State aforesaid, do hereby certify that:

(a)         David J. Kolibachuk, a Vice President of U.S. BANK NATIONAL ASSOCIATION, a national banking association, and Angelita L. Pena, an Assistant Vice President of said association, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said association, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said association, for the uses and purposes therein set forth; and

(b)         Patrick J. Crowley, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed, sealed and delivered said instrument as his free and voluntary act, for the uses and purposes therein set forth.

Given under my hand and official seal this 8th day of June, 2006.

/s/ Janet P. O’Hara
Janet P. O’Hara Notary Public

(NOTARIAL SEAL)

Janet P. O’Hara
Notary Public State of New York
No. 010H5087549
Qualified in Queens County
Commission Expires Nov. 3, 2009

SCHEDULE A

TO THE SUPPLEMENTAL INDENTURE DATED JUNE 1, 2006
OF CENTRAL ILLINOIS PUBLIC SERVICE COMPANY TO
U.S. BANK  NATIONAL ASSOCIATION AND
PATRICK J. CROWLEY AS TRUSTEES

The properties of the Company acquired through construction, purchase, consolidation or merger or otherwise subsequent to May 31, 2004 and prior to January 1, 2006 referred to in the foregoing Supplemental Indenture, located in the counties of Adams, Champaign, Christian, Cass, Edwards, Effingham, Franklin, Hancock, Jersey, Mason, McDonough, Menard, Sangamon, and Williamson in the State of Illinois as described as follows:

FIRST. The following described gas distribution mains of the Company located in the State of Illinois, as follows:

Location		Approximate
Community	County	length in feet
Athens	Menard	9,150
Beardstown	Cass	3,070
Benton	Franklin	2,886
Cantrall-Andrew	Sangamon	4,445
Effingham	Effingham	9,388
Forest City	Mason	3,730
Herrin	Williamson	3,217
Jerseyville	Jersey	3,550
Macomb	McDonough	7,297
Marion	Williamson	8,105
Petersburg	Menard	9,545
Quincy	Adams	14,231

SECOND. The following described real estate situated in Champaign County, Illinois (Property Index Number: 10-02-30-100-005; Common Street Address: No address has been assigned.):

Commencing at a P.K. nail survey monument found at the NW corner of the NW ¼ of Sec. 30, T.22.N., R.8.E. of the 3rd P.M., Champaign County, Illinois, said P.K. nail survey monument also being the NW corner of Lot 2 of Kyle’s survey of Sec. 30, T.22.N., R.8.E. of the 3rd P.M., as filed for record in Plat Book “D” at page 214 in the office of the Recorder of Champaign County, Illinois;  thence South 00° 16’ 20” East along the West line of the NW ¼ of said Sec. 30, said line also being the West line of said Lot 2, a distance of 623.50 feet to a mag nail survey monument set for the point of beginning;  thence South 89° 24’ 36” East parallel with the South line of said Lot 2, a distance of 240.00 feet to an iron pipe survey monument set;  thence South 00° 16’ 20” East parallel with West line of said Lot 2, a distance of 210.00 feet to an iron pipe survey monument set on the

South line of said Lot 2;  thence North 89° 24’ 36” West along the South line of said Lot 2, a distance of 240.00 feet to a mag nail survey monument set at the SW corner of said Lot 2;  thence North 00° 16’ 20” West along the West line of the NW ¼ of said Sec. 30, said line also being the West line of said Lot 2, a distance of 210 feet to the point of beginning, containing 1.16 acres, more or less;

Subject to:	(1)	Real Estate taxes for the year 2005 and subsequent years, which Grantee assumes and agrees to pay;
	(2)	Covenants, conditions, restrictions and easements apparent or of record; and,
	(3)	All applicable zoning laws and ordinances situated in the County of Champaign and State of Illinois.

THIRD. The following described real estate situated in Christian County, Illinois (Property Index Numbers: 11-25-15-320-003 and 11-25-15-314-001; Common Street Addresses: No addresses have been assigned.):

TRACT 1:  Part of the Southwest Quarter (SW¼) of Section 15, Township 11 North, Range 1 East of the Third Principal Meridian, described as follows:  Commencing on the East line of Elm Street in Pana at a point 180 feet North of an iron bar marking the point of intersection of the East line of North Elm Street and the centerline of Olive Street produced Eastward, measure North 150 feet along the East line of Elm Street to the point of intersection of said line with the South line of Washington Street; thence East 771.9 feet along the South line of Washington Street; thence Southerly on a line parallel with Hickory Street 333.5 feet; thence Westerly along a line parallel with the South line of Washington Street 515 feet; thence Northerly parallel with the East line of Elm Street 180 feet; thence Westerly 256.2 feet to the point of beginning, except the coal and other minerals underlying the surface of said land and the right to mine and remove the same, in Christian County, Illinois.

TRACT 2:  Part of the Southwest Quarter (SW¼) of Section 15, Township 11 North, Range 1 East of the Third Principal Meridian described as follows:  Commencing at an iron pin marking the point of intersection of the East line of Elm Street and the centerline of Olive Street projected East, measure South 89° 57’ 46” East 205.74 feet, more or less, to a gas pipe; thence Southerly to a point 15 feet Northerly from the former centerline of the main track of the Baltimore & Ohio Southwestern Railroad Company; thence Northwesterly along a line parallel with and 15 feet Northerly of the said former centerline of the main track of the Baltimore & Ohio Southwestern Railroad Company to a point on the East line of Elm Street; thence Northerly along the East line of Elm Street to the point of beginning, except the coal and other minerals underlying the surface of said land and the rights to mine and remove the same, in Christian County, Illinois.

TRACT 3:  Part of the Southwest Quarter (SW¼) of Section 15, Township 11 North, Range 1 East of the Third Principal Meridian described as follows:  Beginning at an iron pin marking the point of intersection of the East line of North

Elm Street and the centerline of Olive Street projected East measure 415.74 feet at South 89° 57’ 46” East to an iron pipe, which is the true point of beginning, from said point of beginning measure 516.44 feet at North 89° 58’ 54” East to an iron pipe; thence 478.10 feet at North 90° 00’ 00” East to a stone; thence 209.32 feet at South 00° 02’ 36” East to an iron pin; thence 150.67 feet at North 89° 32’ 19” West to an iron pin; thence 74.77 feet at South 00° 02’ 39” West to an iron pin; thence 119.51 feet at North 88° 41’ 13” West to an iron pipe; thence 30 feet at South 00° 03’ 26” West to an iron pipe; thence 100.61 feet at South 89° 36’ 55” West to an iron pin; thence 134.85 feet at South 10° 42’ 15” West to an iron pin marking the beginning of a 1,131.28 foot radius curve to the right having a long chord with a course of North 67° 44’ 16” West and a length of 160.18 feet; thence 311.88 feet at North 63° 40’ 41” West; thence 225.24 feet, more or less at North 00° 37’ 43” West to the true point of beginning, except the coal and other minerals underlying the surface of said land and the right to mine and remove the same, Christian County, Illinois.

FOURTH. The following described real estate situated in Edwards County, Illinois (Property Index Number: 03-1-067-09; Common Street Address: No address has been assigned.):

A part of the Southeast Quarter of Section 11, Township 2 South, Range 10 East of the Third Principal Meridian, Edwards County, Illinois, more particularly described as follows:

Beginning at the Northeast corner of the Southeast Quarter of said Section 11; thence S 0° 08’ 26” W, 793.53 feet along the East line of Section 11; thence S 88° 51’ 45” W, 208.71 feet; thence N 0° 08’ 26” E, 208.71 feet; thence N 88° 51’ 45” E, 158.70 feet; thence N 0° 08’ 26” E, 584.85 feet to a point on the North line of the Southeast Quarter of Section 11; thence N 88° 53’ 52” E, 50.01 feet to the point of beginning, containing 1.67 acres, more or less.

FIFTH. The following described real estate situated in Hancock County, Illinois (Property Index Number: 13-19-803-000; Common Street Address: No address has been assigned.):

Part of Lot 1, in Block 10, in the original town, now City of Carthage, in the County of Hancock in the State of Illinois, described as follows:  Commencing on the North line of said Lot 1, 64 feet West of the Northeast corner of said Lot; thence West along the North line 50 feet; thence South parallel with the East line of said Lot to the South line of said Lot; thence East along the South line of said Lot to a point 64 feet west of the East line of said Lot; thence North parallel with the East line of said Lot to the place of beginning.

SIXTH. The following described real estate situated in Sangamon County, Illinois (Property Index Number: 11-08-400-003; Common Street Address: No address has been assigned.):

Part of the Southeast Quarter of Section 8, Township 16 North, Range 2 West of the Third Principal Meridian, Sangamon County, Illinois, more particularly described as follows:

Commencing at a found iron pin marking the Northeast corner of the Southeast Quarter of Section 8; thence North 89 degrees 05 minutes 56 seconds West, along the North line of the Southeast Quarter of Section 8, a distance of 1,178.34 feet; thence South 0 degrees 00 minutes 00 seconds East along a line perpendicular to the southerly right-of-way line of the Norfolk Southern Railroad a distance of 33.17 feet to the point of beginning, also being a point on the southerly right-of-way line of the former Illinois Terminal Railroad Company (now State of Illinois Old Route 36); thence continuing South 0 degrees 00 minutes 00 seconds East a distance of 871.50 feet; thence South 90 degrees 00 minutes 00 seconds West a distance of 747.91 feet to a point 72.5 feet perpendicularly distant from the centerline of an existing 145 foot right-of-way easement granted to Commonwealth Edison Company for an electrical transmission line; thence North 20 degrees 06 minutes 36 seconds East along the easterly line of the easement a distance of 908.91 feet to the existing southerly right-of-way line of the former Illinois Terminal Railroad (now State of Illinois Old Route 36); thence South 90 degrees 00 minutes 00 seconds East along the right-of-way line, also being 128.00 feet and parallel to the existing southerly right-of-way line of the Norfolk Southern Railroad, a distance of 293.77 feet; thence North 0 degrees 00 minutes 00 seconds East, along the right-of-way line a distance of 18.00 feet; thence South 90 degrees 00 minutes 00 seconds along the right-of-way line a distance of 141.63 feet to the point of beginning, containing 11.651 acres, more or less.

EXCEPTING from the above-described real estate, all minerals underlying the surface thereof with the right to mine and remove the same, but prohibiting surface entry for extraction of the minerals or for any other purpose whatsoever and prohibiting any underground mining method that would cause the surface of the property to subside.